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                                                                EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
AmerUs Life Holdings, Inc.


We consent to the incorporation by reference in pre-effective amendment no.1 to registration statement no.333-50249 on Form S-3 of AmerUs Life Holdings, Inc. of our report dated February 13, 1998, relating to the consolidated balance sheets of AmerUs Life Holdings, Inc. and subsidiaries as of December 31, 1997 and
1996, and the related consolidated statements of income, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which reports appear in the December 31, 1997 annual report on Form 10-K of AmerUs Life Holdings, Inc., and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in the registration statement.


                                                   /s/  KPMG Peat Marwick LLP
                                                        KPMG Peat Marwick LLP

Des Moines, Iowa
June 4, 1998